Exhibit 99.1

NEWS RELEASE
Investor Contact:
Robb Timme, Senior Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Jennifer Kaminski, Vice President, Public Relations Senior Manager
920-491-7576

Associated Banc-Corp Reports Full Year 2018 Earnings of $1.89 Per Common Share,

Earnings per share up 33% from the prior year
GREEN BAY, Wis. -- January 24, 2019 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $323 million, or $1.89 per common share for the year ended December 31, 2018. Earnings per common share ("EPS") for the year ended December 31, 2018 included $31 million of acquisition related costs. These amounts compare to net income available to common equity of $220 million, or $1.42 per common share for the year ended December 31, 2017. The Company reported earnings of $0.51 per common share for the quarter ended December 31, 2018, compared to $0.31 per common share for the quarter ended December 31, 2017.
“2018 was a year of significant accomplishments for Associated. We completed the Bank Mutual acquisition and ended the year with record levels of checking deposits. We announced the acquisition of the Wisconsin branch operations of The Huntington National Bank, which will further enhance our core franchise, and we look forward to welcoming Huntington's customers to Associated in the second quarter," said President and CEO Philip B. Flynn. "We are pleased with our 2018 results, which were driven by loan growth and higher fee revenues related to our acquisitions. We benefited from efficiency gains and a benign credit environment. For 2019, we expect modest loan growth, higher fee revenues, and continued efficiency gains to drive increasing returns on capital for our shareholders."
2018 HIGHLIGHTS (all comparisons to the previous year)

•	Average loans of $22.7 billion were up 10%, or $2.1 billion

•	Average deposits of $24.1 billion were up 10%, or $2.1 billion

•	Net interest income of $880 million increased $138 million, or 19%

•	Net interest margin of 2.97% improved 15 basis points from 2.82%

•	Provision for credit losses was zero, down from $26 million

•	Noninterest income of $356 million increased 7%, or $23 million

•	Noninterest expense of $822 million, including $29 million of acquisition related costs, was up 16%, or $113 million

•	Income before income taxes was up 22%, or $75 million

•	During the year, the Company repurchased over 9 million shares, or $240 million, of common stock

•	Total dividends paid per common share were $0.62, up 24%

•	Return on average common equity Tier 1 increased to 13.2% from 10.4%

2018 FULL YEAR AND FOURTH QUARTER FINANCIAL RESULTS

Loans
Full year 2018 average loans of $22.7 billion were up 10%, or $2.1 billion from 2017, primarily driven by the Bank Mutual acquisition. With respect to full year 2018 average balances by loan category as compared to 2017:

•	Consumer lending increased $1.2 billion, or 14%, to $9.5 billion.

•	Commercial and business lending increased $490 million, or 7%, to $7.7 billion.

•	Commercial real estate lending increased $481 million, or 10%, to $5.4 billion.

Fourth quarter 2018 average loans of $22.8 billion were up $1.9 billion, or 9%, from the year ago quarter but were down $169 million from the third quarter as loan growth in commercial and business lending was outpaced by run off in the commercial real estate portfolio.

With respect to fourth quarter 2018 average balances by loan category:

•
Commercial and business lending increased $841 million from the year ago quarter and increased $81 million from the third quarter to $8.0 billion. General commercial lending and oil & gas specialized lending drove the increase from the year ago quarter.

•	Consumer lending increased $764 million from the year ago quarter but was down $39 million from the third quarter to $9.6 billion as seasonality and higher interest rates tempered mortgage activity.

•	Commercial real estate lending increased $336 million from the year ago quarter but decreased $211 million from the third quarter to $5.2 billion.

For 2019, the Company expects to achieve 3% to 6% average loan growth.

Deposits
Full year 2018 average deposits of $24.1 billion increased 10%, or $2.1 billion from 2017, driven primarily by the addition of Bank Mutual customers and increased focus on and pricing of time deposit offerings.

With respect to full year 2018 average balances by deposit category as compared to 2017:

•	Money market deposits increased $939 million, or 15% to $7.3 billion.

•	Time deposits increased $852 million, or 43% to $2.8 billion.

•	Interest-bearing demand deposits increased $815 million, or 21% to $4.8 billion.

•	Savings increased $352 million, or 23% to $1.9 billion.

•	Noninterest-bearing demand deposits increased $241 million, or 5% to $5.2 billion.

•	Network transaction deposits decreased $1.0 billion, or 33% to $2.1 billion.

Fourth quarter 2018 average deposits of $24.2 billion were up $2.0 billion, or 9% from the year ago quarter, but were down $466 million compared to the third quarter of 2018 due to seasonal outflows from municipal customers. Fourth quarter period end deposits were $24.9 billion, up $66 million from the end of the third quarter.

With respect to fourth quarter 2018 average balances by deposit category:

•	Time deposits increased $706 million from the year ago quarter and increased $83 million from the third quarter of 2018 to $3.1 billion.

•	Interest-bearing demand deposits increased $669 million from the year ago quarter, but decreased $151 million from the third quarter of 2018 to $4.8 billion.

•	Money market deposits increased $569 million from the year ago quarter, but decreased $457 million from the third quarter of 2018 to $7.1 billion.

•	Savings increased $441 million from the year ago quarter and increased $93 million from the third quarter of 2018 to $2.0 billion.

•	Noninterest-bearing demand deposits increased $233 million from the year ago quarter and increased $56 million from the third quarter of 2018 to $5.4 billion.

•	Network transaction deposits decreased $637 million from the year ago quarter and decreased $89 million from the third quarter of 2018 to $1.9 billion.

The loan to deposit ratio was 92% at year end. The Company expects to continue maintain its loan to deposit ratio between 90% and 100% in 2019, with some seasonality.

Net Interest Income and Net Interest Margin
Full year 2018 net interest income of $880 million was up 19%, or $138 million from 2017. Net interest margin of 2.97% was up 15 basis points from the prior year.

•	The average yield on total commercial loans increased 97 basis points to 4.73% from the prior year.

•	The average cost of interest-bearing deposits increased 38 basis points to 0.94% from the prior year.

•	The net free funds benefit, the benefit of holding noninterest-bearing demand deposits, increased 10 basis points from the prior year.

Fourth quarter 2018 net interest income of $224 million was up 20%, or $37 million, with the net interest margin increasing 23 basis points to 3.02% from the year ago quarter. Fourth quarter 2018 net interest income increased 2%, or $5 million, with the net interest margin increasing 10 basis points from the prior quarter.

•	The average yield on total commercial loans for the fourth quarter of 2018 increased 118 basis points to 5.07% from the year ago quarter and increased 34 basis points from the prior quarter.

•	The average cost of total interest-bearing deposits for the fourth quarter of 2018 increased 49 basis points to 1.14% from the year ago quarter and increased 11 basis points from the prior quarter.

•	The net free funds benefit increased 12 basis points in the fourth quarter of 2018 compared to the year ago quarter and increased 3 basis points from the prior quarter.

The Company expects a stable to improving full-year net interest margin, given continued upward Fed Funds rate activity.

Noninterest Income
Full year 2018 total noninterest income of $356 million increased $23 million reflecting the contributions of acquisitions made in the fourth quarter of 2017 and in 2018.

•	Brokerage and advisory revenues increased $8 million from the prior year, driven by the Whitnell acquisition and the generally strong equity markets through the first three quarters of 2018.

•	Insurance commissions increased $8 million from the prior year, driven by the Diversified Insurance Solutions and Anderson Insurance acquisitions.

•	Card-based and loan fees were up $5 million from the prior year.

Fourth quarter 2018 total noninterest income of $84 million was essentially unchanged from the year ago quarter, but decreased $4 million from the prior quarter.
With respect to fourth quarter 2018 noninterest income line items:

•	Card-based and loan fees increased $2 million from the year ago quarter and increased $1 million from the prior quarter.

•	Insurance revenues were up $2 million from the year ago quarter, driven by acquisitions noted above, and were flat compared to the previous quarter.

•	Capital markets were down $2 million from a very strong fourth quarter of 2017, and were essentially unchanged from the previous quarter.

•	Asset losses were $2 million greater versus the year ago quarter and were $1 million greater than the prior quarter due to Bank Mutual related items.

The Company expects to earn between $360 million and $375 million of noninterest income in 2019.

Noninterest Expense
Full year 2018 noninterest expense of $822 million increased 16%, or $113 million from the prior year and included $29 million of acquisition related costs.

•
Personnel costs increased $54 million from the prior year, principally related to operating Bank Mutual as a stand-alone entity from February through conversion in June. Bank Mutual operations were wound down through the third quarter. This also reflected certain severance and other contractual personnel costs.

•	Technology expense increased $10 million from the prior year, driven by investments made in solutions to enhance operational efficiency and the customer experience.

Fourth quarter 2018 total noninterest expense of $193 million increased 6%, or $11 million from the year ago quarter, but decreased $11 million from the prior quarter. Fourth quarter 2018 noninterest expense included a $1 million recovery of Bank Mutual acquisition related costs.
With respect to fourth quarter 2018 noninterest expense line items:

•
Personnel expense increased $10 million from the year ago quarter, primarily driven by additional colleagues brought on through acquisitions. Personnel expense decreased $8 million from the third quarter of 2018.

•
Occupancy expense increased $1 million from the year ago quarter, with most of the increase coming from the additional expense of acquired Bank Mutual facilities. Occupancy expense was essentially unchanged from the prior quarter.

•	Acquisition related costs decreased $3 million from the prior quarter.

The Company expects its 2019 noninterest expense will be approximately $800 million.

Taxes
Full year 2018 effective tax rate was 19% compared to 32% in 2017. The decrease is primarily due to the Tax Cut and Jobs Act signed into law on December 22, 2017.

•	The fourth quarter 2018 effective tax rate was 22% compared to 21% in the prior quarter.

•	For 2019, the Company expects its effective tax rate to be in the range of 21%-23%.

Credit
Full year 2018 provision for credit losses was zero, down from $26 million in the prior year.

The fourth quarter 2018 provision for credit losses was $1 million, up from zero in the year ago quarter and up from negative $5 million in the prior quarter. With respect to fourth quarter 2018 credit quality:

•	Nonperforming assets of $140 million were down $89 million from the year ago quarter and were down $46 million from the prior quarter.

•
Nonaccrual loans of $128 million were down $81 million from the year ago quarter and were down $26 million from the prior quarter. The decrease from the prior quarter was primarily driven by payoffs. The nonaccrual loans to total loans ratio was 0.56% in the fourth quarter, compared to 1.00% in the year ago quarter, and 0.67% in the prior quarter.

•	Net charge offs were essentially zero, down $10 million from the year ago quarter and down $12 million from the prior quarter.

•
The allowance for loan losses of $238 million was down $28 million from the year ago quarter and was up $2 million from the prior quarter. The allowance for loan losses to total loans ratio was 1.04% in the fourth quarter of 2018, compared to 1.28% in the year ago quarter, and 1.03% in the prior quarter.

The Company expects its 2019 provision for credit losses to adjust with changes to risk grade, other indications of credit quality, and loan volume.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.3% at December 31, 2018. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

During 2018, the Company repurchased over 9 million shares, or $240 million, of common stock at an average price of $25.29 per share. This included fourth quarter repurchases of approximately 4 million shares, or $89 million, of common stock at an average price of $23.55 per share.

FOURTH QUARTER 2018 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, January 24, 2019. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp fourth quarter 2018 earnings call. The fourth quarter 2018 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $34 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 230 banking locations serving more than 110 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(In thousands)	Dec 31, 2018	Sep 30, 2018	Seql Qtr $ Change	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Comp Qtr $ Change
Assets
Cash and due from banks	$507,187	$374,168	$133,019	$396,761	$328,260	$483,666	$23,521
Interest-bearing deposits in other financial institutions	221,226	147,848	73,378	71,462	94,918	199,702	21,524
Federal funds sold and securities purchased under agreements to resell	148,285	24,325	123,960	3,150	10,000	32,650	115,635
Investment securities held to maturity, at amortized cost	2,740,511	2,661,755	78,756	2,602,247	2,443,203	2,282,853	457,658
Investment securities available for sale, at fair value	3,948,510	4,054,197	(105,687)	4,261,651	4,485,875	4,043,446	(94,936)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	250,534	220,825	29,709	249,040	233,216	165,331	85,203
Residential loans held for sale	64,321	134,361	(70,040)	143,022	103,953	85,544	(21,223)
Commercial loans held for sale	14,943	30,452	(15,509)	—	6,091	—	14,943
Loans	22,940,429	22,867,112	73,317	22,976,786	22,810,491	20,784,991	2,155,438
Allowance for loan losses	(238,023)	(236,250)	(1,773)	(252,601)	(257,058)	(265,880)	27,857
Loans, net	22,702,406	22,630,861	71,545	22,724,184	22,553,433	20,519,111	2,183,295
Bank and corporate owned life insurance	663,203	661,009	2,194	659,592	657,841	591,057	72,146
Investment in unconsolidated subsidiaries	161,181	156,878	4,303	161,676	166,124	170,473	(9,292)
Trading assets	88,943	140,328	(51,385)	132,919	102,890	69,675	19,268
Premises and equipment	363,225	358,926	4,299	361,385	381,327	330,963	32,262
Goodwill	1,169,023	1,168,922	101	1,166,665	1,153,156	976,239	192,784
Mortgage servicing rights, net	68,193	67,872	321	66,980	66,407	58,384	9,809
Other intangible assets, net	75,836	78,069	(2,233)	80,346	79,714	15,580	60,256
Other assets	460,331	578,206	(117,875)	571,566	500,099	458,920	1,410
Total assets	$33,647,859	$33,489,002	$158,857	$33,652,647	$33,366,505	$30,483,594	$3,164,265
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$5,698,530	$5,421,270	$277,260	$5,341,361	$5,458,473	$5,478,416	$220,114
Interest-bearing deposits	19,198,863	19,410,342	(211,479)	18,474,953	18,367,129	17,307,546	1,891,317
Total deposits	24,897,393	24,831,612	65,781	23,816,314	23,825,602	22,785,962	2,111,431
Federal funds purchased and securities sold under agreements to repurchase	111,651	166,556	(54,905)	203,733	283,954	324,815	(213,164)
Commercial paper	45,423	43,604	1,819	52,791	82,420	67,467	(22,044)
FHLB advances	3,574,371	3,332,655	241,716	4,797,857	4,515,887	3,184,168	390,203
Other long-term funding	795,611	795,215	396	497,619	497,451	497,282	298,329
Trading liabilities	87,668	138,940	(51,272)	131,612	100,247	67,660	20,008
Accrued expenses and other liabilities	354,855	383,381	(28,526)	382,476	348,246	318,797	36,058
Total liabilities	29,866,971	29,691,963	175,008	29,882,403	29,653,806	27,246,151	2,620,820
Stockholders’ equity(1)
Preferred equity	256,716	256,716	—	159,401	159,853	159,929	96,787
Common equity
Common stock	1,752	1,752	—	1,751	1,741	1,618	134
Surplus	1,828,081	1,824,544	3,537	1,820,053	1,813,987	1,454,188	373,893
Retained earnings	2,065,948	2,013,024	52,924	1,955,406	1,895,280	1,819,230	246,718
Accumulated other comprehensive income (loss)	(124,972)	(135,520)	10,548	(119,888)	(107,673)	(62,758)	(62,214)
Treasury stock, at cost	(246,638)	(163,478)	(83,160)	(46,479)	(50,488)	(134,764)	(111,874)
Total common equity	3,524,171	3,540,322	(16,151)	3,610,843	3,552,847	3,077,514	446,657
Total stockholders’ equity	3,780,888	3,797,038	(16,151)	3,770,244	3,712,699	3,237,443	543,445
Total liabilities and stockholders’ equity	$33,647,859	$33,489,002	$158,857	$33,652,647	$33,366,505	$30,483,594	$3,164,265
Numbers may not sum due to rounding.
(1) During 2018, unvested options, restricted stock awards, and restricted stock units were reclassified within stockholders' equity. This reclassification resulted in a net reduction in period end common shares outstanding, but had no impact on basic or diluted average common shares outstanding. There was no impact to earnings, expenses, or total stockholders' equity.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)
(In thousands, except per share data)			Comp Qtr		YTD	YTD	Comp YTD
	4Q18	4Q17	$ Change	% Change	Dec 2018	Dec 2017	$ Change	% Change
Interest income
Interest and fees on loans	$260,661	$194,133	$66,528	34%	$976,990	$749,000	$227,990	30%
Interest and dividends on investment securities
Taxable	29,119	25,614	3,505	14%	119,741	96,909	22,832	24%
Tax-exempt	12,899	8,437	4,462	53%	44,782	32,977	11,805	36%
Other interest	3,257	2,138	1,119	52%	12,623	7,719	4,904	64%
Total interest income	305,936	230,322	75,614	33%	1,154,137	886,605	267,532	30%
Interest expense
Interest on deposits	54,159	28,143	26,016	92%	176,118	94,025	82,093	87%
Interest on Federal funds purchased and securities sold under agreements to repurchase	442	420	22	5%	2,006	2,527	(521)	(21)%
Interest on other short-term funding	36	54	(18)	(33)%	186	293	(107)	(37)%
Interest on FHLB advances	19,948	10,156	9,792	96%	73,668	30,364	43,304	143%
Interest on long-term funding	7,396	4,544	2,852	63%	22,579	18,176	4,403	24%
Total interest expense	81,980	43,317	38,663	89%	274,557	145,385	129,172	89%
Net interest income	223,955	187,005	36,950	20%	879,580	741,220	138,360	19%
Provision for credit losses	1,000	—	1,000	N/M	—	26,000	(26,000)	(100)%
Net interest income after provision for credit losses	222,955	187,005	35,950	19%	879,580	715,220	164,360	23%
Noninterest income
Insurance commissions and fees	21,232	19,186	2,046	11%	89,511	81,474	8,037	10%
Service charges and deposit account fees	16,361	15,773	588	4%	66,075	64,427	1,648	3%
Card-based and loan fees	15,575	13,840	1,735	13%	57,474	52,688	4,786	9%
Trust and asset management fees	13,371	13,125	246	2%	54,316	50,191	4,125	8%
Brokerage and advisory fees	6,993	6,864	129	2%	28,246	19,935	8,311	42%
Capital markets, net	4,931	7,107	(2,176)	(31)%	20,120	19,642	478	2%
Mortgage banking, net	3,271	3,169	102	3%	19,911	19,360	551	3%
Bank and corporate owned life insurance	3,247	3,156	91	3%	13,951	16,250	(2,299)	(14)%
Asset gains (losses), net (1)	(2,456)	(528)	(1,928)	N/M	(1,103)	(1,244)	141	(11)%
Investment securities gains (losses), net	—	75	(75)	(100)%	(1,985)	434	(2,419)	N/M
Other	1,522	2,777	(1,255)	(45)%	9,051	9,523	(472)	(5)%
Total noninterest income	84,046	84,544	(498)	(1)%	355,568	332,680	22,888	7%
Noninterest expense
Personnel	116,535	107,031	9,504	9%	482,676	428,976	53,700	13%
Technology	17,944	17,878	66	—%	72,674	63,004	9,670	15%
Occupancy	14,174	13,497	677	5%	59,121	53,842	5,279	10%
Business development and advertising	8,950	8,195	755	9%	30,923	28,946	1,977	7%
Equipment	5,897	5,250	647	12%	23,243	21,201	2,042	10%
Legal and professional	5,888	6,384	(496)	(8)%	23,061	22,509	552	2%
Card issuance and loan costs	2,232	2,836	(604)	(21)%	12,386	11,760	626	5%
Foreclosure / OREO expense, net	909	1,285	(376)	(29)%	3,603	4,878	(1,275)	(26)%
FDIC assessment	5,750	7,500	(1,750)	(23)%	30,000	31,300	(1,300)	(4)%
Other intangible amortization	2,233	500	1,733	N/M	8,159	1,959	6,200	N/M
Acquisition related costs (2)	(981)	—	(981)	N/M	29,002	—	29,002	N/M
Other	13,632	11,343	2,289	20%	46,951	40,758	6,193	15%
Total noninterest expense	193,163	181,699	11,464	6%	821,799	709,133	112,666	16%
Income before income taxes	113,839	89,850	23,989	27%	413,349	338,767	74,582	22%
Income tax expense	24,854	39,840	(14,986)	(38)%	79,786	109,503	(29,717)	(27)%
Net income	88,985	50,010	38,975	78%	333,562	229,264	104,298	45%
Preferred stock dividends	3,707	2,339	1,368	58%	10,784	9,347	1,437	15%
Net income available to common equity	$85,278	$47,671	$37,607	79%	$322,779	$219,917	$102,862	47%
Earnings per common share
Basic	$0.52	$0.31	$0.21	68%	$1.92	$1.45	$0.47	32%
Diluted	$0.51	$0.31	$0.20	65%	$1.89	$1.42	$0.47	33%
Average common shares outstanding
Basic	164,662	150,563	14,099	9%	167,345	150,877	16,468	11%
Diluted	166,394	153,449	12,945	8%	169,732	153,647	16,085	10%
N/M = Not meaningful
Numbers may not sum due to rounding.

(1)	YTD Dec 2018 includes approximately $2 million of Bank Mutual acquisition related asset losses net of asset gains.

(2)	Includes Bank Mutual and Huntington acquisition related costs only.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
(In thousands, except per share data)			Seql Qtr					Comp Qtr
	4Q18	3Q18	$ Change	% Change	2Q18	1Q18	4Q17	$ Change	% Change
Interest income
Interest and fees on loans	$260,661	$249,649	$11,012	4%	$246,646	$220,034	$194,133	$66,528	34%
Interest and dividends on investment securities
Taxable	29,119	29,895	(776)	(3)%	30,623	30,104	25,614	3,505	14%
Tax-exempt	12,899	11,883	1,016	9%	10,783	9,217	8,437	4,462	53%
Other interest	3,257	4,036	(779)	(19)%	3,153	2,177	2,138	1,119	52%
Total interest income	305,936	295,464	10,472	4%	291,205	261,532	230,322	75,614	33%
Interest expense
Interest on deposits	54,159	50,116	4,043	8%	38,431	33,412	28,143	26,016	92%
Interest on Federal funds purchased and securities sold under agreements to repurchase	442	504	(62)	(12)%	538	522	420	22	5%
Interest on other short-term funding	36	38	(2)	(5)%	51	60	54	(18)	(33)%
Interest on FHLB advances	19,948	19,318	630	3%	21,279	13,123	10,156	9,792	96%
Interest on long-term funding	7,396	6,095	1,301	21%	4,544	4,544	4,544	2,852	63%
Total interest expense	81,980	76,072	5,908	8%	64,843	51,661	43,317	38,663	89%
Net Interest income	223,955	219,392	4,563	2%	226,362	209,871	187,005	36,950	20%
Provision for credit losses	1,000	(5,000)	6,000	(120)%	4,000	—	—	1,000	N/M
Net interest income after provision for credit losses	222,955	224,392	(1,437)	(1)%	222,362	209,871	187,005	35,950	19%
Noninterest income
Insurance commissions and fees	21,232	21,636	(404)	(2)%	23,996	22,648	19,186	2,046	11%
Service charges and deposit account fees	16,361	16,904	(543)	(3)%	16,390	16,420	15,773	588	4%
Card-based and loan fees	15,575	14,090	1,485	11%	14,387	13,422	13,840	1,735	13%
Trust and asset management fees	13,371	14,140	(769)	(5)%	13,437	13,369	13,125	246	2%
Brokerage and advisory fees	6,993	7,084	(91)	(1)%	6,896	7,273	6,864	129	2%
Capital markets, net	4,931	5,099	(168)	(3)%	4,783	5,306	7,107	(2,176)	(31)%
Mortgage banking, net	3,271	4,012	(741)	(18)%	6,258	6,370	3,169	102	3%
Bank and corporate owned life insurance	3,247	3,540	(293)	(8)%	3,978	3,187	3,156	91	3%
Asset gains (losses), net (1)	(2,456)	(1,037)	(1,419)	137%	2,497	(107)	(528)	(1,928)	N/M
Investment securities gains (losses), net	—	30	(30)	(100)%	(2,015)	—	75	(75)	(100)%
Other	1,522	2,802	(1,280)	(46)%	2,235	2,492	2,777	(1,255)	(45)%
Total noninterest income	84,046	88,300	(4,254)	(5)%	92,842	90,380	84,544	(498)	(1)%
Noninterest expense
Personnel	116,535	124,476	(7,941)	(6)%	123,980	117,685	107,031	9,504	9%
Technology	17,944	17,563	381	2%	19,452	17,715	17,878	66	—%
Occupancy	14,174	14,519	(345)	(2)%	15,071	15,357	13,497	677	5%
Business development and advertising	8,950	8,213	737	9%	7,067	6,693	8,195	755	9%
Equipment	5,897	5,838	59	1%	5,953	5,556	5,250	647	12%
Legal and professional	5,888	5,476	412	8%	6,284	5,413	6,384	(496)	(8)%
Card issuance and loan costs	2,232	3,677	(1,445)	(39)%	3,173	3,304	2,836	(604)	(21)%
Foreclosure / OREO expense, net	909	950	(41)	(4)%	1,021	723	1,285	(376)	(29)%
FDIC assessment	5,750	7,750	(2,000)	(26)%	8,250	8,250	7,500	(1,750)	(23)%
Other intangible amortization	2,233	2,233	—	—%	2,168	1,525	500	1,733	N/M
Acquisition related costs (2)	(981)	2,271	(3,252)	(143)%	7,107	20,605	—	(981)	N/M
Other	13,632	11,445	2,187	19%	11,732	10,140	11,343	2,289	20%
Total noninterest expense	193,163	204,413	(11,250)	(6)%	211,258	212,965	181,699	11,464	6%
Income before income taxes	113,839	108,279	5,560	5%	103,947	87,285	89,850	23,989	27%
Income tax expense	24,854	22,349	2,505	11%	14,754	17,829	39,840	(14,986)	(38)%
Net income	88,985	85,929	3,056	4%	89,192	69,456	50,010	38,975	78%
Preferred stock dividends	3,707	2,409	1,298	54%	2,329	2,339	2,339	1,368	58%
Net income available to common equity	$85,278	$83,521	$1,757	2%	$86,863	$67,117	$47,671	$37,607	79%
Earnings per common share
Basic	$0.52	$0.49	$0.03	6%	$0.51	$0.41	$0.31	$0.21	68%
Diluted	$0.51	$0.48	$0.03	6%	$0.50	$0.40	$0.31	$0.20	65%
Average common shares outstanding
Basic	164,662	170,516	(5,854)	(3)%	170,633	163,520	150,563	14,099	9%
Diluted	166,394	172,802	(6,408)	(4)%	173,409	166,432	153,449	12,945	8%
N/M = Not meaningful
Numbers may not sum due to rounding.

(1)
3Q18 includes approximately $1 million of Bank Mutual acquisition related asset losses net of asset gains; 2Q18 includes approximately $1 million of Bank Mutual acquisition related asset losses net of asset gains.

(2)	Includes Bank Mutual and Huntington acquisition related costs only.

Associated Banc-Corp Selected Quarterly Information
(In millions, except share and per share, full time equivalent employee and branch count data)	YTD Dec 2018	YTD Dec 2017	4Q18	3Q18	2Q18	1Q18	4Q17
Per common share data
Dividends	$0.62	$0.50	$0.17	$0.15	$0.15	$0.15	$0.14
Market value:
High	28.85	26.50	26.55	28.35	28.85	26.90	26.10
Low	18.72	21.25	18.72	26.00	24.20	23.60	24.00
Close	19.79	25.40	19.79	26.00	27.30	24.85	25.40
Book value	21.43	20.13	21.43	21.06	20.95	20.78	20.13
Tangible book value / share	13.86	13.65	13.86	13.64	13.71	13.57	13.65
Performance ratios (annualized)
Return on average assets	1.01%	0.78%	1.07%	1.02%	1.07%	0.88%	0.66%
Effective tax rate	19.30%	32.32%	21.83%	20.64%	14.19%	20.43%	44.34%
Dividend payout ratio (1)	32.29%	34.48%	32.69%	30.61%	29.41%	36.59%	45.16%
Net interest margin	2.97%	2.82%	3.02%	2.92%	3.02%	2.92%	2.79%
Selected trend information
Average full time equivalent employees (2)	4,699	4,307	4,659	4,707	4,792	4,637	4,303
Branch count			236	236	237	271	213
Assets under management, at market value (3)			$10,291	$11,206	$10,776	$10,540	$10,555
Mortgage loans originated for sale during period	$1,092	$715	$245	$331	$319	$198	$249
Mortgage loan settlements during period	$1,132	$820	$305	$345	$294	$188	$268
Mortgage portfolio serviced for others			$8,601	$8,547	$8,501	$8,507	$7,647
Mortgage servicing rights, net / mortgage portfolio serviced for others			0.79%	0.79%	0.79%	0.78%	0.76%
Shares outstanding, end of period (6)			164,440	168,138	172,358	170,995	152,846
Selected quarterly ratios
Loans / deposits			92.14%	92.09%	96.47%	95.74%	91.22%
Stockholders’ equity / assets			11.24%	11.34%	11.20%	11.13%	10.62%
Risk-based capital (4) (5)
Total risk-weighted assets			$23,875	$23,907	$24,059	$23,535	$21,544
Common equity Tier 1			$2,450	$2,475	$2,528	$2,474	$2,172
Common equity Tier 1 capital ratio			10.26%	10.35%	10.51%	10.51%	10.08%
Tier 1 capital ratio			11.33%	11.42%	11.17%	11.19%	10.82%
Total capital ratio			13.47%	13.56%	13.36%	13.45%	13.22%
Tier 1 leverage ratio			8.48%	8.43%	8.32%	8.48%	8.02%
Loans
Recorded investment on loans			$22,872	$22,800	$22,916	$22,756	$20,699
Net unaccreted Bank Mutual purchase discount			(18)	(21)	(26)	(34)	—
Net other deferred costs			87	87	87	88	86
Loans			$22,940	$22,867	$22,977	$22,810	$20,785
Numbers may not sum due to rounding.

(1)	Ratio is based upon basic earnings per common share.

(2)	Average full time equivalent employees without overtime.

(3)	Excludes assets held in brokerage accounts.

(4)
The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.

(5)	December 31, 2018 data is estimated.

(6)
During 2018, unvested options, restricted stock awards, and restricted stock units were reclassified within stockholders' equity. This reclassification resulted in a net reduction in period end common shares outstanding, but had no impact on basic or diluted average common shares outstanding. There was no impact to earnings, expenses, or total stockholders' equity.

Associated Banc-Corp Selected Asset Quality Information
(In thousands)	Dec 31, 2018	Sep 30, 2018	Seql Qtr % Change	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$236,250	$252,601	(6)%	$257,058	$265,880	$276,551	(15)%
Provision for loan losses	2,000	(4,000)	(150)%	4,000	500	—	N/M
Charge offs	(6,151)	(17,304)	(64)%	(14,926)	(12,155)	(14,289)	(57)%
Recoveries	5,923	4,953	20%	6,470	2,832	3,618	64%
Net charge offs	(228)	(12,351)	(98)%	(8,456)	(9,323)	(10,671)	(98)%
Balance at end of period	$238,023	$236,250	1%	$252,601	$257,058	$265,880	(10)%
Allowance for unfunded commitments
Balance at beginning of period	$25,336	$26,336	(4)%	$26,336	$24,400	$24,400	4%
Provision for unfunded commitments	(1,000)	(1,000)	—%	—	(500)	—	N/M
Amount recorded at acquisition	—	—	N/M	—	2,436	—	N/M
Balance at end of period	$24,336	$25,336	(4)%	$26,336	$26,336	$24,400	—%
Allowance for credit losses	$262,359	$261,586	—%	$278,937	$283,394	$290,280	(10)%
Provision for credit losses	$1,000	$(5,000)	(120)%	$4,000	$—	$—	N/M
	Dec 31, 2018	Sep 30, 2018	Seql Qtr % Change	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Comp Qtr % Change
Net charge offs
Commercial and industrial	$2,974	$(6,893)	(143)%	$(6,606)	$(6,599)	$(8,212)	(136)%
Commercial real estate—owner occupied	282	(252)	N/M	270	(1,025)	(246)	N/M
Commercial and business lending	3,256	(7,145)	(146)%	(6,336)	(7,624)	(8,458)	(138)%
Commercial real estate—investor	(2,107)	(3,958)	(47)%	(1,189)	8	(164)	N/M
Real estate construction	106	(195)	(154)%	48	189	(365)	(129)%
Commercial real estate lending	(2,001)	(4,153)	(52)%	(1,141)	197	(529)	N/M
Total commercial	1,255	(11,298)	(111)%	(7,477)	(7,427)	(8,987)	(114)%
Residential mortgage	(94)	5	N/M	(135)	(131)	(966)	(90)%
Home equity	(270)	200	N/M	140	(677)	330	(182)%
Other consumer	(1,118)	(1,258)	(11)%	(984)	(1,088)	(1,048)	7%
Total consumer	(1,482)	(1,053)	41%	(979)	(1,896)	(1,684)	(12)%
Total net charge offs	$(228)	$(12,351)	(98)%	$(8,456)	$(9,323)	$(10,671)	(98)%

(In basis points)	Dec 31, 2018	Sep 30, 2018		Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Net charge offs to average loans (annualized)
Commercial and industrial	16	(39)		(39)	(41)	(51)
Commercial real estate—owner occupied	13	(11)		12	(48)	(12)
Commercial and business lending	16	(36)		(33)	(42)	(47)
Commercial real estate—investor	(22)	(40)		(12)	—	(2)
Real estate construction	3	(5)		1	5	(10)
Commercial real estate lending	(15)	(30)		(8)	1	(4)
Total commercial	4	(34)		(22)	(24)	(30)
Residential mortgage	—	—		(1)	(1)	(5)
Home equity	(12)	9		6	(30)	15
Other consumer	(121)	(133)		(105)	(115)	(109)
Total consumer	(6)	(4)		(4)	(8)	(8)
Total net charge offs	—	(21)		(15)	(17)	(20)

(In thousands)	Dec 31, 2018	Sep 30, 2018	Seql Qtr % Change	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$127,901	$154,092	(17)%	$204,460	$208,553	$208,546	(39)%
Other real estate owned (OREO)(1)	11,984	25,653	(53)%	27,207	16,919	12,608	(5)%
Other nonperforming assets	—	6,379	(100)%	7,059	7,117	7,418	(100)%
Total nonperforming assets	$139,885	$186,124	(25)%	$238,726	$232,589	$228,572	(39)%

Loans 90 or more days past due and still accruing	$2,165	$2,175	—%	$1,839	$3,393	$1,867	16%
Allowance for loan losses to loans	1.04%	1.03%		1.10%	1.13%	1.28%
Net unaccreted purchase discount to net purchased loans	1.44%	1.48%		1.58%	1.80%	—%
Allowance for loan losses to nonaccrual loans	186.10%	153.32%		123.55%	123.26%	127.49%
Nonaccrual loans to total loans	0.56%	0.67%		0.89%	0.91%	1.00%
Nonperforming assets to total loans plus OREO	0.61%	0.81%		1.04%	1.02%	1.10%
Nonperforming assets to total assets	0.42%	0.56%		0.71%	0.70%	0.75%
Year-to-date net charge offs to average loans (annualized)	0.13%	0.18%		0.16%	0.17%	0.19%

(1)	The March 31, 2018 to June 30, 2018 change in OREO was primarily due to the closure of Bank Mutual properties.

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Dec 31, 2018	Sep 30, 2018	Seql Qtr % Change	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$41,021	$50,146	(18)%	$81,776	$102,667	$112,786	(64)%
Commercial real estate—owner occupied	3,957	4,779	(17)%	18,649	20,636	22,740	(83)%
Commercial and business lending	44,978	54,925	(18)%	100,425	123,303	135,526	(67)%
Commercial real estate—investor	1,952	19,725	(90)%	26,503	15,574	4,729	(59)%
Real estate construction	979	1,154	(15)%	1,544	1,219	974	1%
Commercial real estate lending	2,931	20,879	(86)%	28,047	16,793	5,703	(49)%
Total commercial	47,909	75,804	(37)%	128,472	140,096	141,229	(66)%
Residential mortgage	67,574	65,896	3%	62,896	55,100	53,632	26%
Home equity	12,339	12,324	—%	12,958	13,218	13,514	(9)%
Other consumer	79	68	16%	134	139	171	(54)%
Total consumer	79,992	78,288	2%	75,988	68,456	67,317	19%
Total nonaccrual loans	$127,901	$154,092	(17)%	$204,460	$208,553	$208,546	(39)%

	Dec 31, 2018	Sep 30, 2018	Seql Qtr % Change	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$25,478	$38,885	(34)%	$32,438	$29,580	$30,047	(15)%
Commercial real estate—owner occupied	2,080	3,746	(44)%	3,820	3,892	3,989	(48)%
Commercial and business lending	27,558	42,631	(35)%	36,258	33,472	34,036	(19)%
Commercial real estate—investor	799	350	128%	372	13,683	14,389	(94)%
Real estate construction	311	218	43%	222	305	310	—%
Commercial real estate lending	1,110	568	95%	594	13,988	14,699	(92)%
Total commercial	28,668	43,199	(34)%	36,852	47,460	48,735	(41)%
Residential mortgage	16,036	16,986	(6)%	17,934	19,902	17,068	(6)%
Home equity	7,385	7,792	(5)%	7,900	8,098	7,705	(4)%
Other consumer	1,174	1,177	—%	1,037	1,041	1,110	6%
Total consumer	24,595	25,955	(5)%	26,871	29,041	25,883	(5)%
Total restructured loans (accruing)	$53,263	$69,154	(23)%	$63,723	$76,501	$74,618	(29)%
Nonaccrual restructured loans (included in nonaccrual loans)	$26,292	$33,757	(22)%	$38,005	$23,827	$23,486	12%
	Dec 31, 2018	Sep 30, 2018	Seql Qtr % Change	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$525	$5,732	(91)%	$588	$880	$271	94%
Commercial real estate—owner occupied	2,699	6,126	(56)%	193	511	48	N/M
Commercial and business lending	3,224	11,858	(73)%	781	1,391	319	N/M
Commercial real estate—investor	3,767	373	N/M	828	240	374	N/M
Real estate construction	330	517	(36)%	19,765	490	251	31%
Commercial real estate lending	4,097	890	N/M	20,593	730	625	N/M
Total commercial	7,321	12,748	(43)%	21,374	2,121	944	N/M
Residential mortgage	9,706	8,899	9%	9,341	15,133	9,552	2%
Home equity	6,049	8,080	(25)%	7,270	5,868	6,825	(11)%
Other consumer	2,269	1,979	15%	1,735	1,811	2,007	13%
Total consumer	18,024	18,958	(5)%	18,346	22,812	18,384	(2)%
Total accruing loans 30-89 days past due	$25,345	$31,706	(20)%	$39,720	$24,934	$19,328	31%

	Dec 31, 2018	Sep 30, 2018	Seql Qtr % Change	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Comp Qtr % Change
Potential Problem Loans
Commercial and industrial	$116,578	$144,468	(19)%	$172,177	$196,766	$113,778	2%
Commercial real estate—owner occupied	55,964	32,526	72%	38,879	34,410	41,997	33%
Commercial and business lending	172,542	176,994	(3)%	211,056	231,176	155,775	11%
Commercial real estate—investor	67,481	49,842	35%	24,790	46,970	19,291	N/M
Real estate construction	3,834	3,392	13%	3,168	1,695	—	N/M
Commercial real estate lending	71,315	53,234	34%	27,958	48,665	19,291	N/M
Total commercial	243,856	230,228	6%	239,014	279,841	175,066	39%
Residential mortgage	5,975	6,073	(2)%	2,355	2,155	1,616	N/M
Home equity	103	148	(30)%	142	188	195	(47)%
Other consumer	—	—	N/M	6	—	—	N/M
Total consumer	6,078	6,221	(2)%	2,503	2,343	1,811	N/M
Total potential problem loans	$249,935	$236,449	6%	$241,517	$282,184	$176,877	41%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
(In thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (1) (2) (3)
Commercial and business lending	$8,019,254	$96,539	4.78%	$7,938,739	$91,250	4.56%	$7,178,384	$68,440	3.79%
Commercial real estate lending	5,209,743	72,364	5.51%	5,420,680	68,020	4.98%	4,873,889	49,744	4.05%
Total commercial	13,228,997	168,903	5.07%	13,359,419	159,270	4.73%	12,052,273	118,184	3.89%
Residential mortgage	8,314,421	73,158	3.52%	8,333,303	71,926	3.45%	7,546,288	59,979	3.18%
Retail	1,261,307	18,982	6.00%	1,280,996	18,859	5.87%	1,265,055	16,853	5.31%
Total loans	22,804,725	261,043	4.55%	22,973,717	250,055	4.33%	20,863,616	195,016	3.72%
Investment securities
Taxable	5,087,746	29,119	2.29%	5,290,859	29,895	2.26%	4,986,279	25,614	2.05%
Tax-exempt (1)	1,740,964	16,253	3.73%	1,627,715	14,973	3.68%	1,206,078	12,909	4.28%
Other short-term investments	383,286	3,257	3.38%	582,578	4,036	2.75%	382,762	2,138	2.22%
Investments and other	7,211,997	48,629	2.70%	7,501,152	48,905	2.61%	6,575,119	40,661	2.47%
Total earning assets	30,016,722	$309,672	4.11%	30,474,870	$298,959	3.91%	27,438,735	$235,677	3.42%
Other assets, net	3,045,836			3,059,317			2,542,484
Total assets	$33,062,558			$33,534,187			$29,981,219
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$1,995,160	$696	0.14%	$1,901,960	$327	0.07%	$1,554,639	$209	0.05%
Interest-bearing demand	4,837,223	14,006	1.15%	4,988,694	13,169	1.05%	4,168,550	6,565	0.62%
Money market	7,089,449	16,532	0.93%	7,546,059	16,212	0.85%	6,520,052	7,226	0.44%
Network transaction deposits	1,880,595	10,943	2.31%	1,969,915	10,027	2.02%	2,517,737	7,945	1.25%
Time deposits	3,060,896	11,982	1.55%	2,978,314	10,382	1.38%	2,354,828	6,198	1.04%
Total interest-bearing deposits	18,863,323	54,159	1.14%	19,384,942	50,116	1.03%	17,115,806	28,143	0.65%
Federal funds purchased and securities sold under agreements to repurchase	134,748	442	1.30%	231,308	504	0.86%	279,817	420	0.60%
Commercial paper	41,528	36	0.35%	43,911	38	0.35%	66,927	54	0.32%
FHLB advances	3,654,905	19,948	2.17%	3,690,687	19,318	2.08%	3,368,517	10,156	1.20%
Long-term funding	795,379	7,396	3.72%	656,055	6,095	3.72%	497,188	4,544	3.66%
Total short and long-term funding	4,626,560	27,822	2.39%	4,621,961	25,956	2.23%	4,212,449	15,174	1.43%
Total interest-bearing liabilities	23,489,883	$81,980	1.39%	24,006,903	$76,072	1.26%	21,328,255	$43,317	0.81%
Noninterest-bearing demand deposits	5,366,711			5,310,977			5,133,977
Other liabilities	459,204			454,767			302,981
Stockholders’ equity	3,746,760			3,761,541			3,216,006
Total liabilities and stockholders’ equity	$33,062,558			$33,534,187			$29,981,219
Interest rate spread			2.72%			2.65%			2.61%
Net free funds			0.30%			0.27%			0.18%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$227,692	3.02%		$222,887	2.92%		$192,360	2.79%
Fully tax-equivalent adjustment		3,736			3,496			5,355
Net interest income		$223,955			$219,392			$187,005
Numbers may not sum due to rounding.

(1)
Beginning in 2018, the yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions. Prior to 2018, the yield on tax-exempt loans and securities was computed on a fully tax-equivalent basis using a tax rate of 35% and was net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Years Ended December 31,
	2018			2017
(In thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (1) (2) (3)
Commercial and business lending	$7,744,640	$349,266	4.51%	$7,254,613	$265,796	3.66%
Commercial real estate lending	5,433,361	273,937	5.04%	4,952,605	192,838	3.89%
Total commercial	13,178,001	623,203	4.73%	12,207,218	458,634	3.76%
Residential mortgage	8,289,432	281,814	3.40%	7,105,486	229,210	3.23%
Retail	1,250,863	73,605	5.88%	1,279,679	64,892	5.07%
Total loans	22,718,297	978,622	4.31%	20,592,383	752,736	3.66%
Investment securities
Taxable	5,366,825	119,741	2.23%	4,861,597	96,909	1.99%
Tax-exempt (1)	1,546,096	56,426	3.65%	1,166,665	50,455	4.32%
Other short-term investments	418,576	12,623	3.02%	379,239	7,719	2.04%
Investments and other	7,331,497	188,790	2.58%	6,407,501	155,083	2.42%
Total earning assets	30,049,793	$1,167,412	3.88%	26,999,884	$907,819	3.36%
Other assets, net	3,003,612			2,485,849
Total assets	$33,053,405			$29,485,733
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$1,878,960	$1,435	0.08%	$1,527,161	$816	0.05%
Interest-bearing demand	4,767,873	44,911	0.94%	3,953,014	20,344	0.51%
Money market	7,260,692	54,573	0.75%	6,321,603	22,991	0.36%
Network transaction deposits	2,095,715	39,251	1.87%	3,145,554	31,455	1.00%
Time deposits	2,831,229	35,948	1.27%	1,979,709	18,419	0.93%
Total interest-bearing deposits	18,834,469	176,118	0.94%	16,927,041	94,025	0.56%
Federal funds purchased and securities sold under agreements to repurchase	224,967	2,006	0.89%	415,086	2,527	0.61%
Commercial paper	56,076	186	0.33%	91,797	293	0.32%
FHLB advances	3,971,797	73,668	1.85%	3,114,545	30,364	0.97%
Long-term funding	612,513	22,579	3.69%	496,930	18,176	3.66%
Total short and long-term funding	4,865,353	98,439	2.02%	4,118,358	51,360	1.25%
Total interest-bearing liabilities	23,699,823	$274,557	1.16%	21,045,399	$145,385	0.69%
Noninterest-bearing demand deposits	5,237,580			4,996,561
Other liabilities	423,570			271,139
Stockholders’ equity	3,692,433			3,172,634
Total liabilities and stockholders’ equity	$33,053,405			$29,485,733
Interest rate spread			2.72%			2.67%
Net free funds			0.25%			0.15%
Fully tax-equivalent net interest income and net interest margin		$892,855	2.97%		$762,434	2.82%
Fully tax-equivalent adjustment		13,275			21,214
Net interest income		$879,580			$741,220
Numbers may not sum due to rounding.

(1)
Beginning in 2018, the yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions. Prior to 2018, the yield on tax-exempt loans and securities was computed on a fully tax-equivalent basis using a tax rate of 35% and was net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
(In thousands)
Period end loan composition (3)	Dec 31, 2018	Sep 30, 2018	Seql Qtr % Change	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Comp Qtr % Change
Commercial and industrial	$7,398,044	$7,159,941	3%	$7,109,796	$6,756,983	$6,399,693	16%
Commercial real estate—owner occupied	920,443	867,682	6%	888,330	900,913	802,209	15%
Commercial and business lending	8,318,487	8,027,622	4%	7,998,126	7,657,896	7,201,902	16%
Commercial real estate—investor	3,751,554	3,924,499	(4)%	3,996,415	4,077,671	3,315,254	13%
Real estate construction	1,335,031	1,416,209	(6)%	1,487,159	1,579,778	1,451,684	(8)%
Commercial real estate lending	5,086,585	5,340,708	(5)%	5,483,574	5,657,449	4,766,938	7%
Total commercial	13,405,072	13,368,330	—%	13,481,700	13,315,345	11,968,840	12%
Residential mortgage	8,277,712	8,227,649	1%	8,207,253	8,197,223	7,546,534	10%
Home equity	894,473	901,275	(1)%	911,363	923,470	883,804	1%
Other consumer	363,171	369,858	(2)%	376,470	374,453	385,813	(6)%
Total consumer	9,535,357	9,498,782	—%	9,495,086	9,495,146	8,816,151	8%
Total loans	$22,940,429	$22,867,112	—%	$22,976,786	$22,810,491	$20,784,991	10%
Purchased credit-impaired loans	$4,852	$13,133	(63)%	$15,900	$14,838	$—	N/M
Period end deposit and customer funding composition (4)	Dec 31, 2018	Sep 30, 2018	Seql Qtr % Change	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Comp Qtr % Change
Noninterest-bearing demand	$5,698,530	$5,421,270	5%	$5,341,361	$5,458,473	$5,478,416	4%
Savings	2,012,841	1,937,006	4%	1,887,777	1,883,638	1,524,992	32%
Interest-bearing demand	5,336,952	5,096,998	5%	4,650,407	4,719,566	4,603,157	16%
Money market	9,033,669	9,087,587	(1)%	9,208,993	9,086,553	8,830,328	2%
Brokered CDs	192,234	235,711	(18)%	228,029	44,503	18,609	N/M
Other time	2,623,167	3,053,041	(14)%	2,499,747	2,632,869	2,330,460	13%
Total deposits	24,897,393	24,831,612	—%	23,816,314	23,825,602	22,785,962	9%
Customer funding (1)	137,364	184,269	(25)%	235,804	297,289	250,332	(45)%
Total deposits and customer funding	$25,034,757	$25,015,882	—%	$24,052,118	$24,122,891	$23,036,294	9%
Network transaction deposits (2)	$2,276,296	$1,852,863	23%	$2,094,670	$2,244,739	$2,520,968	(10)%
Net deposits and customer funding (Total deposits and customer funding, excluding Brokered CDs and network transaction deposits)	$22,566,227	$22,927,308	(2)%	$21,729,419	$21,833,649	$20,496,717	10%

Quarter average loan composition (3)	Dec 31, 2018	Sep 30, 2018	Seql Qtr % Change	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Comp Qtr % Change
Commercial and industrial	$7,166,092	$7,059,946	2%	$6,804,311	$6,449,898	$6,366,626	13%
Commercial real estate—owner occupied	853,162	878,793	(3)%	892,746	863,723	811,758	5%
Commercial and business lending	8,019,254	7,938,739	1%	7,697,057	7,313,621	7,178,384	12%
Commercial real estate—investor	3,788,398	3,948,922	(4)%	4,117,675	3,866,286	3,369,785	12%
Real estate construction	1,421,344	1,471,758	(3)%	1,588,141	1,533,143	1,504,104	(6)%
Commercial real estate lending	5,209,743	5,420,680	(4)%	5,705,817	5,399,429	4,873,889	7%
Total commercial	13,228,997	13,359,419	(1)%	13,402,874	12,713,050	12,052,273	10%
Residential mortgage	8,314,421	8,333,303	—%	8,310,358	8,066,297	7,546,288	10%
Home equity	895,412	906,364	(1)%	917,688	917,001	885,235	1%
Other consumer	365,895	374,632	(2)%	374,508	382,180	379,820	(4)%
Total consumer	9,575,728	9,614,298	—%	9,602,555	9,365,479	8,811,343	9%
Total loans	$22,804,725	$22,973,717	(1)%	$23,005,428	$22,078,529	$20,863,616	9%

Quarter average deposit composition (4)	Dec 31, 2018	Sep 30, 2018	Seql Qtr % Change	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Comp Qtr % Change
Noninterest-bearing demand	$5,366,711	$5,310,977	1%	$5,131,894	$5,084,957	$5,133,977	5%
Savings	1,995,160	1,901,960	5%	1,892,808	1,722,665	1,554,639	28%
Interest-bearing demand	4,837,223	4,988,694	(3)%	4,735,514	4,503,974	4,168,550	16%
Money market	7,089,449	7,546,059	(6)%	7,190,178	7,215,329	6,520,052	9%
Network transaction deposits	1,880,595	1,969,915	(5)%	2,130,854	2,408,681	2,517,737	(25)%
Time deposits	3,060,896	2,978,314	3%	2,565,001	2,715,292	2,354,828	30%
Total deposits	$24,230,034	$24,695,918	(2)%	$23,646,250	$23,650,898	$22,249,783	9%
N/M = Not meaningful
Numbers may not sum due to rounding.

(1)	Includes repurchase agreements and commercial paper.
(2) Included above in interest-bearing demand and money market.
(3) On February 1, 2018, the Corporation acquired Bank Mutual and added $1.9 billion of loans.
(4) On February 1, 2018, the Corporation acquired Bank Mutual and assumed $1.8 billion of deposits.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
(In millions, except per share data)				YTD Dec 2018	YTD Dec 2017	4Q18	3Q18	2Q18	1Q18	4Q17
Tangible common equity reconciliation (1)
Common equity						$3,524	$3,540	$3,611	$3,553	$3,078
Goodwill and other intangible assets, net						(1,245)	(1,247)	(1,247)	(1,233)	(992)
Tangible common equity						$2,279	$2,293	$2,364	$2,320	$2,086
Tangible assets reconciliation (1)
Total assets						$33,648	$33,489	$33,653	$33,367	$30,484
Goodwill and other intangible assets, net						(1,245)	(1,247)	(1,247)	(1,233)	(992)
Tangible assets						$32,403	$32,242	$32,406	$32,134	$29,492
Average tangible common equity and average common equity tier 1 reconciliation(1)
Common equity				$3,505	$3,013	$3,490	$3,589	$3,561	$3,377	$3,056
Goodwill and other intangible assets, net				(1,209)	(988)	(1,246)	(1,246)	(1,236)	(1,108)	(992)
Tangible common equity				2,296	2,025	2,244	2,343	2,325	2,269	2,064
Accumulated other comprehensive loss (income)				117	54	137	125	117	89	62
Deferred tax assets (liabilities), net				42	30	46	45	47	32	29
Average common equity Tier 1				$2,455	$2,109	$2,427	$2,513	$2,489	$2,390	$2,155
Selected Trend Information (2)
Insurance commissions and fees				$90	$81	$21	$22	$24	$23	$19
Service charges and deposit account fees				66	64	16	17	16	16	16
Card-based and loan fees				57	53	16	14	14	13	14
Trust and asset management fees				54	50	13	14	13	13	13
Brokerage and advisory fees				28	20	7	7	7	7	7
Fee-based revenue				296	269	74	74	75	73	69
Other				60	64	11	14	18	17	16
Total noninterest income				$356	$333	$84	$88	$93	$90	$85
Selected equity and performance ratios (1) (3)
Tangible common equity / tangible assets						7.03%	7.11%	7.29%	7.22%	7.07%
Return on average equity				9.03%	7.23%	9.42%	9.06%	9.61%	7.96%	6.17%
Return on average tangible common equity				14.06%	10.86%	15.08%	14.14%	14.98%	11.99%	9.16%
Return on average common equity Tier 1				13.15%	10.43%	13.94%	13.18%	14.00%	11.39%	8.77%
Efficiency ratio reconciliation (4)
Federal Reserve efficiency ratio				66.23%	65.97%	62.39%	66.12%	65.77%	70.76%	66.93%
Fully tax-equivalent adjustment				(0.71)%	(1.28)%	(0.75)%	(0.75)%	(0.65)%	(0.66)%	(1.30)%
Other intangible amortization				(0.66)%	(0.18)%	(0.72)%	(0.73)%	(0.68)%	(0.51)%	(0.18)%
Fully tax-equivalent efficiency ratio				64.87%	64.51%	60.93%	64.66%	64.45%	69.60%	65.45%
Acquisition related costs adjustment				(2.42)%	—%	0.31%	(0.94)%	(2.40)%	(6.60)%	—%
Fully tax-equivalent efficiency ratio, excluding acquisition related costs (adjusted efficiency ratio)				62.45%	64.51%	61.24%	63.72%	62.05%	63.00%	65.45%
Acquisition Related Costs	YTD 2018	YTD 2018 per share data(6)	4Q 2018	4Q 2018 per share data(6)	3Q 2018	3Q 2018 per share data(6)	2Q 2018	2Q 2018 per share data(6)	1Q 2018	1Q 2018 per share data(6)
GAAP earnings	$323	$1.89	$85	$0.51	$84	$0.48	$87	$0.50	$67	$0.40
Change of control and severance	7		—		1		(1)		7
Merger advisors and consultants	5		—		1		—		4
Facilities and other	8		—		1		2		5
Contract terminations and conversion costs	10		(1)		—		6		5
Asset losses (gains), net	$2		$—		$1		$1		$—
Total acquisition related costs	$31		$(1)		$3		$8		$21
Less additional tax expense	$8		$—		$1		$2		$5
Earnings, excluding acquisition related costs (5)	$346	$2.03	$84	$0.50	$87	$0.49	$93	$0.53	$83	$0.50
Numbers may not sum due to rounding.

(1)
The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2)	These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.

(3)
These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.

(4)
The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization and acquisition related costs, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net and acquisition related costs. Management believes the adjusted efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities and acquisition related costs, to be a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and excludes acquisition related costs.

(5)
This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.

(6)	Earnings and per share data presented after-tax.